EXHIBIT 32

      In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the second fiscal quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 13, 2004                           /s/ James N. Jannello
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                                              James N. Jannello, Executive Vice
                                              President and Chief Executive
                                              Officer

Dated: May 13, 2004                           /s/ Stephan P. Cesarski President
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                                              and Chief Operating Officer


Dated: May 13, 2004                           /s/ Linda Bieler
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                                              Controller and Chief Financial and
                                              Accounting Officer